Exhibit 10.2

Exhibit A to Amendment Agreement

Junior Secured Convertible Note

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

Original Issue Date: February 27, 2026	Funding Amount	$710,000	[1]
Final Maturity Date: April 6, 2026	Original Principal Amount:	$993,750

VIVAKOR INC.

JUNIOR SECURED CONVERTIBLE NOTE

THIS JUNIOR SECURED CONVERTIBLE NOTE is a duly authorized and validly issued promissory note of Vivakor Inc. a Nevada corporation (the “Company”), designated as its junior secured convertible note (the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to J.J. Astor & Co., (the “Lender”) or any other subsequent holder of this Note (together with the Lender, the “Holder”), the Original Principal Amount of this Note as set forth above (the “Original Principal Amount”) payable in full on the Final Maturity Date as set forth above, or such earlier date as this Note is required or permitted to be repaid as provided hereunder (as the case may be, the “Maturity Date”).

This Note is the Fourth Note, as defined in the Third Amendment to Loan Agreement, Fourth Forbearance Agreement and Registration Rights Agreement dated as of February 27, 2026 (the “Amendment Agreement”) which further amends the loan agreement between the Company and the Lender dated as of March 17, 2025, as amended (the “Loan Agreement”), and is subject to the following additional provisions.

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, the Amendment Agreement and in the Fourth Forbearance and Note Payment Amendment Agreement dated as of February 5, 2026 (the “Forbearance Agreement”), and (b) the following terms shall have the following meanings:

“Additional Debt Financing” shall have the meaning as that term is defined in the Loan Agreement.

[1]	$750,000 less $30,000 Origination fee and $10,000 in legal fees

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall have the meaning as that term is defined in the Loan Agreement.

“Buy-Back Right” shall have the meaning as that term is defined in the Amendment Agreement.

“Change of Control Transaction” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of Note), (b) the Company or its significant Subsidiaries merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company or its significant Subsidiaries and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction or less than 50% of the equity of its significant Subsidiaries, (c) the Company sells or transfers all or substantially all of its assets or the assets of its Subsidiaries to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above. If consummated, the proposed merger with Empire Diversified Energy, Inc. that was the subject of that certain Current Report on Form 8-K filed with the Commission on March 1, 2024 shall not be considered a Change of Control Transaction.

“Commitment Shares” has the meaning as that term is defined in the Loan Agreement.

“Common Stock” and “Common Stock Equivalents” shall have the meanings as those terms are defined in the Loan Agreement.

“Contingent Obligation” means, with respect to any Loan Party any obligation of such Loan Party guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Loan Party of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Loan Party, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Loan Party is required to perform thereunder), as determined by such Loan Party in good faith.

“Conversion Notice” shall mean a written or electronic mail notice by Lender of its intention to convert all or any portion of the Note into Conversion Shares in the substantially the form attached as Annex 1 to the Loan Agreement.

“Conversion Price” shall have the meaning as that term is defined in the Third Amendment to Loan Agreement and Fourth Forbearance Agreement and Registration Rights Agreement dated February 27, 2026.

“Conversion Shares” shall have the meaning as that term is defined in the Amendment Agreement

“Default Amount” means, with respect to the Note, the sum of: (1) the amount obtained by multiplying (x) the Outstanding Principal Amount of this Note by (y) 110% (the “Default Principal Amount”), plus (2) default interest on such Default Principal Amount at the rate of 19% per annum, compounded daily, and all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note, if any.

“Equity Receipts” shall have the meaning as that term is defined in the Loan Agreement.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Event of Default Conversion Price” shall have the meaning as that term is defined in the Amendment Agreement.

“Exempt Issuances” shall have the meaning as that term is defined in the Loan Agreement, as well as any issuances of the Company’s securities or assets in connection with the Olenox Transaction the final terms of which have been approved in advance by the Lender.

“Existing Senior Indebtedness” means Indebtedness owed by any of the Loan Parties to the Existing Senior Lenders.

“Existing Senior Lenders” shall have the meaning as that term is defined in the Loan Agreement.

“Extraordinary Receipts” shall have the meaning as that term is defined in the Loan Agreement.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses or other accounts payable incurred in the ordinary course of such Person’s business); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property, (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities other than obligations and liabilities that are cash collateralized on terms reasonably satisfactory to the Required Lenders; (g) all net obligations and liabilities, calculated on a basis reasonably satisfactory to the Lender and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, however that if recourse in respect of any Indebtedness of the foregoing is limited to specific assets, then such Indebtedness shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the asset encumbered thereby as determined by such Person in good faith; provided further, that Indebtedness shall not include (i) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (ii) endorsements of checks or drafts arising in the ordinary course of business, (iii) preferred Equity Interests to the extent not constituting Disqualified Equity Interests and (iv) any earnout or similar purchase price obligation until such obligation is required to be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer, so long as, in the case of a joint venture, such Indebtedness is recourse to any Loan Party. For the avoidance of doubt, “Indebtedness” shall exclude operating leases.

“Loan Agreement” means the Loan Agreement, dated as of March 17, 2025 by and among the Company and the Lender, as the original Holder of the Note, as amended, modified, or supplemented from time to time in accordance with its terms, including the Amendment Agreement.

“Loan Parties” shall have the meaning as that term is defined in Section 3.01 of the Loan Agreement.

“Maturity Date” shall mean the earlier to occur of (a) the occurrence of an Event of Default, or (b) April 6, 2026.

“Maximum Conversion Shares” means, after acceleration for payment of the Note following the occurrence of any Event of Default (as defined in this Note) which shall not be timely cured by the Loan Parties and the Outstanding Principal Amount of the Note shall automatically increase by 110% (a maximum of $1,093,125), shall accrue interest on such Outstanding Principal Amount at the rate of 19% per annum, compounded daily (the “Default Amount”), and upon the request of the Lender, all or any portion of such Default Amount may be converted by the Lender into that number of shares of Company Common Stock as shall be determined by (a) dividing 200% of the then increased Outstanding Principal Amount of the Note by (b) the Event of Default Conversion Price then in effect; provided that, (the maximum number of shares of Common Stock of the Company that may be issued pursuant to any such permitted conversion of the Note (calculated on a fully-diluted basis) shall not be greater than 19.9% of the number of shares of Common Stock of the Company then issued and outstanding (calculated on a non-diluted basis) unless Stockholder Approval has been obtained.

“Notes” shall mean the collective reference to this Note and the Second Note.

“Oklahoma Property” means the real property and premises situated in Blaine County, Oklahoma and currently owned by CPE Gathering MidCon, LLC, a Subsidiary of the Company, title to which has been transferred to the Lender pursuant to the Oklahoma Property Deed..

“Oklahoma Property Deed” has the meaning as that term is defined in the Amendment Agreement and constitutes Exhibit B thereto.

“Olenox” means Olenox Industries Inc., a Delaware corporation.

“Olenox Letter of Intent” has the meaning as that term is defined in the Amendment Agreement.

“Olenox Transaction” means the acquisition by Olenox or its Affiliate of the business and transportation assets of CPE Gathering MidCon, LLC (“CPE Gathering”), and the assumption of certain specified liabilities of CPE Gathering in consideration for cash and other Securities of Olenox, as set forth in the Olenox Letter of Intent or such other terms as the Company and Olenox may agree upon; and subject to the prior written approval of the Lender.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Original Principal Amount” means $993,750 as set forth on the first page of this Note

“Outstanding Principal Amount” means at any point in time the Original Principal Amount any prepayment(s) of this Note, if any.

“Payment Amount” means, at any point in time with respect to the Note at any time, the sum of: (a) the Original Principal Amount of this Note or the Default Amount (as applicable), at such time, less (b) any prepayments previously made, if any, plus (c) all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note.

“Payment Notice” shall have the meaning as that term is defined in the Loan Agreement.

“Principal Amount” means, with respect to the Note at any time, the then Outstanding Principal Amount of such Note; provided that from and after the occurrence of an Event of Default the Principal Amount shall be the Default Amount.

“Related Party Agreement” has the meaning as that term is defined in the Loan Agreement.

“Second Note” has the meaning as that term is defined in the Amendment Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Loan Agreement” shall mean any loan or credit agreement and related senior secured promissory note entered into by the Company with any of the Existing Senior Lenders and evidencing Existing Senior Indebtedness.

“Trading Market” has the meaning as that term is defined in the Loan Agreement.

“Transaction Documents” shall have the meaning as that term is defined in the Loan Agreement.

“Transfer Agent Instructions” has the meaning as that term is defined in the Loan Agreement.

“Utah Courts” shall have the meaning set forth in Section 6(d).

Section 2. Note Payment, Olenox Transaction; Buy-Back Right and Events of Default.

(a) The entire Original Principal Amount of this Note (or, if an Event of Default shall have previously occurred, the entire Default Amount) shall be immediately due and payable in full on the Maturity Date;.

(b) Notwithstanding the provisions of Section 2(a) above, provided that an Event of Default under the Amendment Agreement and the Forbearance Agreement has not previous occurred, in the event that the Olenox Transaction shall have been consummated on or prior to the Maturity Date or such later date as shall be acceptable to the Lender, then and in such event, but subject at all times to the provisions of Section 2(c) below:

(i) the Company shall exercise it Buy-Back Right and shall repurchase the Oklahoma Property from the Lender in consideration for the payment in full in cash of the entire Original Principal Amount of this Note;

(ii) the Lender shall reconvey the Oklahoma Property to Olenox or its Affiliate or as otherwise directed by the Company;

(iii) as additional collateral to secure the payments due under the Forbearance Agreement in accordance with the Amended Payment Terms specified therein, the Company shall pledge to the Lender $750,000 of Olenox common stock issued to the Company as partial consideration in connection with the Olenox Transaction

(c) Notwithstanding the foregoing in the event that on or before the Maturity Date an Event of Default under the Amendment Agreement this Note, the Second Note or the Forbearance Agreement shall have occurred and be continuing, the Company shall forfeit its Buy-Back Right. In such event the Lender shall have the right to exercise all of its rights and remedies under the Loan Agreement the Amendment Agreement, the Pledge and Security Agreement, including the sale of the Oklahoma Property. In the event the Oklahoma Property is sold by the Lender then the proceeds from such sale will be applied to reduce or pay in full any and all amounts the Company owes the Lender under the Notes.

(d) The Company may make payments of the Original Principal Amount of this Note either in cash or at the option of the Company in the form of Payment Shares that have been fully registered under the Securities Act and are immediately salable by Lender; provided that, (i) the Company shall give the Lender a Payment Notice not less than ten (10) Business Days advance notice to Lender of its intention to make all or any portion of this Note in the form of cash or in Payment Shares, and (ii) if the Payment Notice contemplates a cash payment, the Lender may elect to accept only Conversion Shares as payment of this Note by giving the Company five (5) Business Days advance written notice of such intention (the “Conversion Notice”). Notwithstanding the foregoing, until such time as all Conversion Shares and Payment Shares up to the Maximum Conversion Shares shall have been registered for resale pursuant to the Registration Rights Agreement and are immediately salable, the Company shall make payment of this Note only in cash. In addition, should the Company elect and be permitted to make payment in the form of Payment Shares, the provisions of Section 4.01(a) of the Loan Agreement must then be applicable on any date on which payments in Payment Shares are to be made.

(e) This Note shall be immediately payable in full upon a Change of Control Transaction, a Reverse Takeover or other Liquidity Event.

(f) The Outstanding Principal Amount of this Note, plus accrued interest hereon shall be subject to mandatory prepayment to the extent of (i) any Extraordinary Receipts or (ii) any Equity Receipts received by the Company from consummation of a the sale of Common Stock or Common Stock Equivalents, whether pursuant to a resale registration statement or upon a financing in which any investment bank shall act as underwriter or placement agent (each a “Mandatory Prepayment”).

(g) From and after the occurrence of an Event of Default, the Outstanding Principal Amount of this Note shall increase to the Default Amount and this Note shall bear interest accruing at nineteen percent (19%) per annum, calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily until payment in full of the Default Amount.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Note is exchangeable for an equal aggregate Principal Amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Loan Agreement and may be transferred or exchanged only in compliance with the Loan Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the official Note register of the Company as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Covenants. As long as any portion of this Note remains outstanding, unless the Lender shall have otherwise given prior written consent, the Company shall not, and shall not permit CPE Gathering or any of its other direct or indirect Subsidiaries to, directly or indirectly:

(a) violate any of the affirmative or negative covenants set forth in Section 2 of this Note, the Loan Agreement, the Amendment Agreement, the Forbearance Agreement or other Transaction Documents;

(b) issue and securities, Common Stock or Common Stock Equivalents, other than Exempt Issuances;

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of holders of Note (for the avoidance of doubt, a reverse stock split of the Company’s common stock will not be deemed to materially affect the Lender);

(d) amend, restate or otherwise modify any of the existing terms of any outstanding Indebtedness, including Senior Indebtedness, Related Party Indebtedness or the Related Party Agreement, whether or not set forth in the Company Disclosure Schedule;

(e) issue, repay, repurchase or offer to repay, repurchase or otherwise acquire shares of Common Stock or Common Stock Equivalents, except to the extent that they are expressly permitted under the Loan Agreement;

(f) incur, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than Senior Indebtedness and other Permitted Indebtedness or as otherwise expressly permitted under the Loan Agreement, provided that, except for Senior Indebtedness, such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

(g) grant or suffer to exist any Liens on its property or assets, other than Liens encumbering Senior Indebtedness and other Permitted Liens;

(h) pay cash dividends or distributions on any equity securities of the Company (except to the holders of the Company’s Series A Preferred Stock); or

(i) enter into any transaction with any Affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(j) enter into any agreement or commitment with respect to any of the foregoing.

Section 5. Events of Default.

(a) “Event of Default” means, wherever used herein, the occurrence of any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of any Principal Amount, or Default Amount (as applicable) as and when the same shall become due and payable (whether on the Maturity Date, by Mandatory Prepayment, acceleration or otherwise) which payment default, is not fully cured within two (2) Business Days (the “Grace Period”);

(ii) the Company shall fail to observe or perform any other covenant or agreement contained in this Note, the Loan Agreement, the Amendment Agreement, the Notes, the Forbearance Agreement or other Transaction Documents, which failure is not cured, if possible to cure, within the earlier to occur of (A) two (2) Business Days after notice of such failure sent by the Holder or by any other holder of Note to the Company and (B) five (5) Business Days after the Company has become or should have become aware of such failure;;

(iii) a breach or violation of any Related Party to its or their covenants and agreements set forth in the Related Party Agreement;

(iv) a default or event of default (subject to any notice, grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, including the Subsidiary Guarantee or the Security Agreement constituting exhibits to the Amendment Agreement, or (B) any other material agreement, lease, document or instrument to which the Company, CPE Gathering or any other Subsidiary is obligated (and not covered by clause (vi) below);

(v) a Senior Lender or other holder of Senior Indebtedness shall declare a default under any Senior Loan Agreement and accelerate payment of the Senior Indebtedness;

(vi) any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

(vii) the Company shall breach or violate in material any respect the provisions of the Related Party Agreement, the Registration Rights Agreement, or the Transfer Agent Instructions;

(viii) the Company shall violate any of the provisions of Section 2 or Section 7(e) of the Forbearance Agreement;

(ix) the Company, CPE Gathering or any other Subsidiary shall be subject to a Bankruptcy Event;

(x) the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, capital lease, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(xi) a final non-appealable judgment by any competent court for the payment of money in an amount of at least $150,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed;

(xii) the Company shall be delinquent in the filing of any of its SEC Reports, including its Form 8-K, interim reports or Form 10-Q quarterly report or Form 10-K annual financial reports required to be filed with the Commission under the Exchange Act (beyond any period of grace granted by the Commission with respect thereto); or

(xiii) in the event that by April 6, 2026, the Common Stock shall not have been relisted and reinstated for trading on the Nasdaq Capital Market.

(b) Remedies Upon Event of Default. If any Event of Default occurs and is continuing, this Note shall become, at the Holder’s election, immediately due and payable in the Default Amount, and the Holder shall have the right, to convert all or any portion of this Note into Conversion Shares at the applicable Conversion Price up to the Maximum Conversion Shares or such number of Conversion Shares based on the then Default Amount of this Note, and shall be entitled to exercise its rights and remedies in connection therewith under the other Transaction Documents, including enforcing its rights under the Subsidiary Guarantee and Security Agreement. Upon the conversion in full of the Default Amount in accordance with the terms of this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration or exercise described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth on in the Loan Agreement, or such other, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Loan Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation, Security and Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company and is secured by and under the Subsidiary Guarantee and Security Agreement. This Note is a d direct debt obligation of the Company, and ranks (i) pari passu with all other Notes (if any) now or hereafter issued to the Lender under the terms of the Loan Agreement, (ii) junior to all Existing Senior Indebtedness, and (iii) senior to all other evidence of Indebtedness of the Company or any of its Subsidiaries that is not Existing Senior Indebtedness.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Arbitration of Disputes. In the event and to the extent that a claim or dispute arises out of, or in relation to this Agreement or any other Transaction Document, including without limitation, the terms, construction, interpretation, performance, termination, breach, or enforceability of this Agreement or such Transaction Document(s), the Parties hereby each agree that the claim or dispute shall be, at the election of any Party within thirty (30) days after the claim or dispute arises, resolved by mandatory binding arbitration in Utah, except that Lender may, at its election, maintain any action for equitable relief in the Third Judicial District, Salt Lake County, Utah, including seeking the appointment of a receiver, judicial foreclosure, an accounting of Collateral, restraining orders or injunctions or other equitable relief without a right to compel arbitration by the Company or any Subsidiary Guarantor. To the extent that an arbitration occurs, the Parties agree that the arbitration shall be administered by JAMS and the arbitration shall be conducted in accordance with the Expedited Procedures of the JAMS Comprehensive Arbitration Rules and Procedures except as otherwise agreed in this Agreement. The arbitrator shall be chosen in accordance with the procedures of JAMS, and shall base the award on applicable Utah law, and in connection therewith each of the Loan Parties hereby expressly waive any right to seek an exemption from Utah law based on any public policies or principles of any other State. The Parties agree that the arbitration shall be conducted before a single arbitrator. Judgment on the award may be entered in any federal or state court in the State of Utah and in the federal courts of any other State. The Parties further agree that the costs of the arbitration shall be divided equally between the Company and the Lender until a prevailing Party is determined, at which time the non-prevailing Party shall be charged the prevailing Party’s share of the arbitration fees. Each Party may pursue arbitration solely in an individual capacity, and not as a representative or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one Person’s claims and may not otherwise preside over any form of a representative or class proceeding. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

(e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Salt Lake, Utah (the “Utah Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or such Utah Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an Action or Proceeding to enforce any provisions of this Note, then the prevailing party in such Action or Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

(f) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Section 7. Amendments; Waivers. Any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.05 of the Loan Agreement.

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IN WITNESS WHEREOF, the Company has caused this Junior Secured Note to be duly executed by a duly authorized officer as of the date and year first above indicated.

VIVAKOR INC.

By:
Name:	James Ballengee
Title:	Chief Executive Officer